UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2009

TEXADA VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11616 East Montgomery Drive, No. 54, Spokane Valley, Washington 99206
 (Address of principal executive offices)                                                  (Zip Code)

Registrant’s telephone number, including area code: (509) 301-6635

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On August 28, 2009, the Registrant signed a Letter Agreement, dated August 25, 2009, by and among the Registrant, Royalty Exploration, LLC (“Royalty Exploration”) and Royalty Exploration Acquisition Co., LLC (collectively with Royalty Exploration, “REX”) which details the responsibilities of the parties going forward with respect to the transaction described in the Amended and Restated Term Sheet dated March 9, 2009, by and among the Registrant and REX (the “Term Sheet”). That transaction has not been consummated and the Term Sheet has expired.  The Letter Agreement identifies conditions under which expenses or a breakup fee would be reimbursed or paid by REX to the Registrant should REX be successful in consummating the anticipated transaction without the involvement of the Registrant.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

10.01	Letter Agreement dated August 25, 2009, signed August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.
September 1, 2009	By: /s/ Ted R. Sharp Ted Sharp Chief Financial Officer